SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 25, 2006

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01   Entry Into A Material Definitive Agreement

On October 25, 2006, Íslensk erfðagreining ehf., (“deCODE ehf.”), an Icelandic subsidiary of deCODE genetics, Inc. (“deCODE”), entered into an employment agreement (the “Employment Agreement”) with Jakob Sigurdsson.  Pursuant to the Employment Agreement, Mr. Sigurdsson will serve as Senior Vice President, Corporate Development for deCODE and deCODE ehf.  The following is a brief description of the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Sigurdsson’s initial annual salary is $365,000, payable in Icelandic kronas at the exchange rate in effect on the last day of the month before the month in which payment is made.  In addition Mr. Sigurdsson will be eligible to receive an annual bonus of up to 50% of his annual salary, as deCODE’s Board of Directors (or its Compensation Committee) may determine in its sole discretion based upon performance targets or otherwise.  deCODE ehf. will also provide Mr. Sigurdsson with, at his option, either an automobile for his use in accordance with deCODE ehf.’s policy applicable from time to time, or an automobile allowance, and will pay reasonable operating expenses (including gas and insurance) for any automobile it provides to Mr. Sigurdsson.

On October 25, 2006, deCODE granted Mr. Sigurdsson  two stock options to purchase 250,000 and 50,000 shares, respectively, of deCODE’s common stock with an exercise price of $5.55, which was the closing price of deCODE’s common stock on the last trading day prior to the date of grant as reported on The Nasdaq Global Market. The option for 250,000 shares will vest over a four-year period, provided that it will become 100% vested immediately upon a Change in Control (as defined in the Employment Agreement) and upon his termination other than for Cause (as defined in deCODE’s 2002 Equity Incentive Plan).  The option for 50,000 shares will vest upon the satisfaction of certain performance criteria.

If Mr. Sigurdsson terminates his employment following a Change in Control and the occurrence of specified adverse changes to his employment or compensation, deCODE ehf. will pay him, in addition to any compensation earned prior to the date of termination and in addition to any other compensation to which he may be entitled, a lump sum cash payment in an amount equal to twelve (12) times his monthly salary at the time of his termination plus one and one-half (1-1/2) times the average annual bonus paid to him during the preceding two (2) years.

A copy of the press release announcing Mr. Sigurdsson’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits

(c)   Exhibits

99.1	Press Release issued October 25, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated: October 26, 2006